PFF BANCORP REPORTS 16 PERCENT EPS INCREASE FOR FISCAL 2006

Pomona, Calif. - April 24, 2006 - PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. ("DBS") and Glencrest Investment Advisors, Inc. ("Glencrest"), today reported earnings  per diluted share of $2.10 for the year ended March 31, 2006 ("fiscal 2006"), up 16 percent from $1.81 per diluted share for the previous fiscal year ("fiscal 2005").  Net earnings of $52.1 million for fiscal 2006 rose 14 percent from $45.8 million for fiscal 2005.

Our continued strong upward earnings momentum was attributable to the following positive fundamentals:

  Net interest margin expanded 21 basis points to 4.42% and average interest-earning assets increased $162.1 million between fiscal 2005 and 2006 resulting in a $15.1 million or 10 percent increase in net interest income to $170.5 million for fiscal 2006.  On a sequential quarter basis, net interest margin contracted 5 basis points to 4.46 percent but $202.1 million of growth in average interest-earning assets during the quarter delivered a $1.8 million or 4 percent increase in net interest income.  Net interest income for all periods presented reflects the reclassification of loan prepayment fees and amortization of extension fees from loan and servicing fees to interest income on loans and leases receivable.  We have included a quarterly comparison of the significant financial statement line items and ratios affected by this reclassification under Reclassification of Selected Ratios and Other Data.

  Construction, commercial business, commercial real estate and consumer loans (the "Four-Cs") increased $456.2 million or 27 percent during fiscal 2006 to $2.17 billion or 56 percent of loans and leases receivable, net, compared to $1.71 billion or 50 percent of loans and leases receivable, net, one year ago.  Sixty-three percent or $288.6 million of the increase in the Four-Cs for fiscal 2006 occurred during the quarter ended March 31, 2006.  Four-Cs originations were $2.38 billion or 85 percent of total originations for fiscal 2006 compared to $2.10 billion or 84 percent of total originations for fiscal 2005.  At March 31, 2006, DBS has outstanding loans receivable, net, of $87.0 million compared to $45.3 million one year ago.  The majority of DBS's loans are classified as construction and land.

Kevin McCarthy, President and CEO commented, "The tremendous growth in the Four-Cs reflects our proven capabilities in these areas of lending and the strength of the economic climate in the Inland Empire, which last week was named the fastest growing region in the Nation by the US Census Bureau".

  Average total deposits increased $235.2 million or 9 percent during fiscal 2006.  Reflecting a widening rate differential between certificate accounts and interest-bearing liquid accounts arising from increases in the general level of interest rates, the average balance of certificates of deposit ("CDs") increased $156.9 million during fiscal 2006, while the average balance of lower cost passbook, money market, NOW and other demand accounts ("core deposits") increased $78.2 million. Average non-interest bearing transaction accounts increased $38.4 million during fiscal 2006 to $288.0 million or 10 percent of average total deposits. The average cost of core deposits and certificates of deposit was 1.37% and 3.53% for fiscal 2006, respectively, compared to 0.97% and 2.61% for fiscal 2005, respectively.  On an end of period balance basis, total deposits increased $329.4 million or 12 percent during fiscal 2006 with 54 percent or $179.5 million of that growth being achieved during the March quarter.  End of period CD balances increased $424.6 million during fiscal 2006, while core deposits decreased $95.2 million.  At March 31, 2006, core deposits of $1.69 billion represent 55 percent of the total deposits compared to $1.78 billion or 65 percent of total deposits one year ago.

  Return on average stockholders' equity increased to 14.96 percent and return on average assets increased to 1.30 percent for fiscal 2006 as compared to 13.81 percent and 1.20 percent for fiscal 2005, respectively.

Excluding gains on sales of securities and the non-cash credit associated with the interest rate swaps described below, non-interest income increased $2.4 million or 13 percent between fiscal 2005 and fiscal 2006. Deposit and related fees rose $2.3 million or 21 percent, and loan and servicing fees decreased $65,000 or 3 percent compared to one year ago.

Concurrent with the issuance of floating rate junior subordinated debentures during September 2004 and 2005, we entered into two interest rate swaps with notional amounts aggregating $40.0 million.  These swaps were designed to hedge the cash flows associated with the debentures against changes in the three month London Interbank Offerred Rate ("3 month LIBOR") to which the interest payments on the debentures are tied.  From an economic standpoint, these swaps are expected to continue to be fully effective in hedging the floating rate nature of the debt against changes in 3 month LIBOR.  At inception, these swaps were documented and designated as cash flow hedges using the "short-cut" method provisions of Statement of Financial Accounting Standards 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133").  During the quarter ended March 31, 2006, a clarification of the documentation requirements of SFAS 133 resulted in a determination that because of an interest deferral provision contained in the debt securities, the use of the "short-cut" method for establishing a cash-flow hedging relationship was not appropriate.  During March 2006, we redesignated these swaps for cash flow hedge treatment using the "long-haul" method prescribed by SFAS 133.  However, under the provisions of SFAS 133, a non-cash credit of $1.4 million representing the cumulative net increase in the fair value of the swaps from inception through the February 2006 date on which the "long-haul" documentation was completed has been included in other non-interest income for the three months ended March 31, 2006 increasing net earnings by $820,000 or $0.03 per diluted share.  This non-cash credit will reverse over the remaining terms of the swaps which run through September 2009 and 2010.  Other than changes in value associated with hedge ineffectiveness, which we expect to be inconsequential, any future changes in the fair value of the interest rate swaps will not be reflected in the statement of earnings and be recorded directly to equity as a component of other comprehensive income.

Our efficiency ratio improved to 48.89 percent for fiscal 2006, compared to 50.51 percent for fiscal 2005.  Excluding gains on sales of securities and the non-cash credit relating to the interest rate swaps, our efficiency ratio improved to 49.49 percent for fiscal 2006 from 51.89 for fiscal 2005.  General and administrative ("G&A") expense increased $4.5 million or 5 percent between the years ended March 31, 2005 and 2006 to $95.0 million.  Employee Stock Ownership Plan ("ESOP") expense was $3.1 million for fiscal 2006 compared to $9.9 million for fiscal 2005, reflecting a reduction in the number of shares amortized from 383,082 for fiscal 2005 to 76,974 for fiscal 2006.  Excluding the reduction in ESOP expense, total G&A expense increased $11.3 million or 14 percent between fiscal 2005 and 2006.  The increase in G&A expense reflects the direct and indirect costs associated with the growth in our lending operations and the addition of five new banking branches during fiscal 2005 and 2006.

Asset quality remains strong with non-accrual loans declining to $1.1 million or 0.03 percent of gross loans and leases at March 31, 2006, from $12.2 million or 0.30 percent of gross loans and leases at March 31, 2005.  As more fully discussed in our December 31, 2005 earnings release and Form 10-Q, the decrease in non-accrual loans reflects an $8.2 million construction loan that was reclassified to assets acquired through foreclosure, net, in December 2005.

The increase in our provision for loan and lease losses from $2.7 million for fiscal 2005 to $6.4 million for fiscal 2006, reflects the very strong growth in our Four-Cs loan portfolio, particularly during the quarter-ended March 31, 2006, during which we recorded a provision of $3.3 million.  Our ratio of allowance for loan and lease losses ("ALLL") to gross loans and leases was 0.83 percent at both March 31, 2006 and 2005, while our ratio of ALLL to non-accrual loans was 3,285 percent and 273 percent at March 31, 2006 and 2005, respectively.

Our effective tax rate decreased to 43.9 percent for fiscal 2006 compared to 46.7 percent for fiscal 2005, due principally to a decrease in the amount of non-deductible ESOP expense.

Given our very strong loan growth, we did not repurchase any shares of our common stock during the current quarter. Our fiscal 2006 repurchases totaled 783,960 shares at a weighted average price of $29.79 per share.  At March 31, 2006, 954,310 shares remain under a 1.0 million share repurchase authorization adopted by our Board of Directors on October 26, 2005.

At March 31, 2006, we were conducting business through 30 full-service banking branches, three registered investment advisory offices, three trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.  Assets under management or advisory by Glencrest and the Bank's trust department increased to $672.0 million at March 31, 2006, compared to $514.2 million at March 31, 2005.  These assets under management or advisory include $525.7 million managed or advised by Glencrest at March 31, 2006, as compared to $382.9 million at March 31, 2005.

We will host a conference call at 8:30 A.M. PDT on Monday, April 24, 2006, to discuss our financial results.  The conference call can be accessed by dialing 1-866-406-5408 and referencing "PFF Bancorp, Inc. Fourth Quarter Conference Call".  An audio replay of this conference call will be available through Friday, May 5, 2006, by dialing 1-866-240-0820 and referencing replay PIN number 7171792.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2005.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Kevin McCarthy, President and CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue, Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	March 31, 2006	March 31, 2005

ASSETS
Cash and cash equivalents	$ 58,831	$ 44,844
Investment securities held-to-maturity (estimated fair value of $6,567 and $6,647 at March 31, 2006 and 2005)	6,724	6,736
Investment securities available-for-sale, at fair value	60,092	61,938
Mortgage-backed securities available-for-sale, at fair value	229,470	250,954
Loans held-for-sale	795	1,466
Loans and leases receivable, net	3,839,779	3,431,544
Federal Home Loan Bank (FHLB) stock, at cost	39,307	41,839
Accrued interest receivable	21,278	16,413
Assets acquired through foreclosure, net	8,728	-
Property and equipment, net	44,303	30,385
Prepaid expenses and other assets	39,498	24,942

Total assets	$ 4,348,805	$ 3,911,061

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 3,065,324	$ 2,735,937
FHLB advances and other borrowings	822,000	769,423
Junior subordinated debentures	56,702	30,928
Accrued expenses and other liabilities	41,048	37,847

Total liabilities	3,985,074	3,574,135
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000 shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000 shares; issued 24,493,472 and 24,908,823; outstanding 24,493,472 and 24,782,623 at March 31, 2006 and 2005, respectively	244	248
Additional paid-in capital	177,129	164,536
Retained earnings, substantially restricted	195,591	178,288
Unearned stock-based compensation	(1,548)	(352)
Treasury stock (none at March 31, 2006 and 126,200 at March 31, 2005)	-	(1)
Accumulated other comprehensive income (losses)	(7,685)	(5,793)

Total stockholders' equity	363,731	336,926

Total liabilities and stockholders' equity	$ 4,348,805	$ 3,911,061

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,	For the Twelve Months Ended March 31,
	2006	2005	2006	2005
Interest income:
Loans and leases receivable	$ 68,104	$ 53,201	$ 245,435	$ 199,449
Mortgage-backed securities	2,510	2,495	9,479	9,944
Investment securities and deposits	1,316	1,158	4,632	4,294
Total interest income	71,930	56,854	259,546	213,687
Interest expense:
Deposits	17,848	11,270	61,605	39,934
Borrowings	9,249	4,967	27,438	18,326
Total interest expense	27,097	16,237	89,043	58,260
Net interest income	44,833	40,617	170,503	155,427
Provision for loan and lease losses	3,300	(40)	6,395	2,654
Net interest income after provision for loan and lease losses	41,533	40,657	164,108	152,773
Non-interest income:
Deposit and related fees	3,088	2,671	12,772	10,514
Loan and servicing fees	586	421	2,347	2,412
Trust, investment and insurance fees	1,214	1,109	4,575	4,419
Gain on sale of loans, net	46	61	180	321
Gain on sale of securities, net	-	-	923	4,771
Other non-interest income	2,160	533	2,932	1,285
Total non-interest income	7,094	4,795	23,729	23,722
Non-interest expense:
General and administrative:
Compensation and benefits	15,224	12,701	55,104	51,733
Occupancy and equipment	3,969	3,910	14,897	14,654
Marketing and professional services	2,782	2,527	11,175	9,985
Other non-interest expense	3,431	3,608	13,784	14,120
Total general and administrative	25,406	22,746	94,960	90,492
Foreclosed asset operations, net	(20)	11	(6)	75
Total non-interest expense	25,386	22,757	94,954	90,567
Earnings before income taxes	23,241	22,695	92,883	85,928
Income taxes	10,048	10,476	40,803	40,155
Net earnings	$ 13,193	$ 12,219	$ 52,080	$ 45,773

Basic earnings per share	$ 0.54	$ 0.49	$ 2.13	$ 1.86
Weighted average shares outstanding for basic earnings per share calculation	24,299,315	24,836,283	24,441,424	24,661,059
Diluted earnings per share	$ 0.53	$ 0.48	$ 2.10	$ 1.81
Weighted average shares outstanding for diluted earnings per share calculation	24,703,102	25,469,140	24,854,837	25,227,331

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		For the Twelve months Ended March 31,
	2006	2005	2006	2005
Performance Ratios
Return on average assets (1)	1.26%	1.25%	1.30%	1.20%
Return on average stockholders' equity (1)	14.76%	14.34%	14.96%	13.81%
General and administrative expense to average assets (1)	2.43%	2.33%	2.37%	2.37%
Efficiency ratio (3)	48.93%	50.09%	48.89%	50.51%
Average interest-earning assets to average interest-
bearing liabilities	106.98%	107.60%	107.21%	107.34%

Yields and Costs (1)
Net interest spread	4.28%	4.19%	4.25%	4.09%
Net interest margin (2)	4.46%	4.31%	4.42%	4.21%
Average yield on interest-earning assets	7.21%	6.07%	6.73%	5.78%
Average cost of interest-bearing liabilities	2.93%	1.88%	2.48%	1.69%
Average yield on loans and leases receivable, net	7.47%	6.31%	7.00%	6.02%
Average yield on securities	4.25%	3.80%	3.90%	3.67%
Average cost of core deposits	1.46%	1.09%	1.37%	0.97%
Average cost of C.D.s	3.94%	2.83%	3.53%	2.61%
Average cost of total deposits	2.50%	1.68%	2.18%	1.54%
Average cost of FHLB advances and other borrowings	4.26%	2.42%	3.41%	2.08%
Average cost of junior subordinated debentures	6.01%	6.08%	6.01%	6.13%

Asset Quality
Net charge-offs	$ 13	$ (625)	$ 2,571	$ 171
Net charge-offs to average loans and leases receivable, net (1)	0.00%	(0.07)%	0.07%	0.01%

Average Balances
Average total assets	$ 4,175,898	$ 3,899,260	$ 4,014,591	$ 3,824,710
Average interest-earning assets	$ 4,016,902	$ 3,771,441	$ 3,856,508	$ 3,694,378
Average interest-bearing liabilities	$ 3,754,818	$ 3,504,897	$ 3,597,198	$ 3,441,676
Average loans and leases receivable, net	$ 3,669,892	$ 3,392,729	$ 3,503,984	$ 3,312,790
Average securities	$ 304,403	$ 323,204	$ 303,862	$ 330,792
Average core deposits	$ 1,687,045	$ 1,793,651	$ 1,767,262	$ 1,689,028
Average C.D.s	$ 1,210,812	$ 925,490	$ 1,059,621	$ 902,704
Average total deposits	$ 2,897,857	$ 2,719,141	$ 2,826,883	$ 2,591,732
Average FHLB advances and other borrowings	$ 800,259	$ 754,828	$ 725,476	$ 834,435
Average junior subordinated debentures	$ 56,702	$ 30,928	$ 44,839	$ 15,509
Average stockholders' equity	$ 357,488	$ 340,760	$ 348,087	$ 331,536

Loan and Lease Activity
Total originations	$ 806,313	$ 537,932	$ 2,818,101	$ 2,457,186
One-to-four-family	$ 103,033	$ 69,857	$ 387,282	$ 345,999
Multi-family	$ 19,450	$ 2,684	$ 47,329	$ 46,021
Commercial real estate	$ 119,937	$ 24,315	$ 265,950	$ 164,294
Construction and land	$ 328,950	$ 316,978	$ 1,381,762	$ 1,362,879
Commercial loans and leases	$ 162,459	$ 73,008	$ 481,341	$ 294,575
Consumer	$ 72,484	$ 51,090	$ 254,437	$ 243,418
Purchases	$ 2,579	$ 46,573	$ 47,209	$ 287,438
Principal repayments	$ 532,364	$ 520,295	$ 2,383,292	$ 2,378,122
Sales	$ 3,487	$ 4,704	$ 16,227	$ 30,670

(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earning assets.
(3) Total general and administrative expense divided by net interest income plus non-interest income.

PFF BANCORP, INC. AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	As of March 31, 2006	As of March 31, 2005

Asset Quality
Non-accrual loans	$ 1,130	$ 12,204
Non-accrual loans to gross loans and leases	0.03%	0.30%
Non-performing assets to total assets (1)	0.23%	0.31%
Allowance for loan and lease losses	$ 37,126	$ 33,302
Allowance for loan and lease losses to non-accrual loans	3,285%	273%
Allowance for loan and lease losses to gross loans and leases	0.83%	0.83%

Capital
Stockholders' equity to assets ratio	8.36%	8.61%
Core capital ratio*	8.22%	8.38%
Risk-based capital ratio*	10.87%	11.74%
Shares outstanding at end of period	24,493,472	24,782,623
Book value per share outstanding	$ 14.85	$ 13.60
Tangible book value per share outstanding (2)	$ 14.80	$ 13.54

Loan, Lease and Deposit Balances
One-to-four family loans	$ 1,522,572	$ 1,614,678
Multi-family loans	$ 188,257	$ 138,417
Commercial real estate loans	$ 611,247	$ 520,912
Construction and land loans (3)	$ 1,011,967	$ 756,818
Commercial business loans and leases	$ 264,168	$ 197,956
Consumer loans	$ 281,488	$ 237,032
Core deposits	$ 1,689,790	$ 1,784,994
C.D.s	$ 1,375,534	$ 950,943

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $596,198 and $554,497 at March 31, 2006 and 2005, respectively.

*PFF Bank & Trust

PFF BANCORP, INC. AND SUBSIDIARIES
Reclassification of Selected Ratios and Other Data
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	March 31,		December 31,		September 30,		June 30,
	2006	2005	2005	2004	2005	2004	2005	2004
Net interest spread
As previously classified	4.12%	4.04%	4.14%	3.90%	4.02%	3.95%	4.02%	3.99%
As reclassified	4.28%	4.19%	4.33%	4.03%	4.21%	4.03%	4.19%	4.09%

Net interest margin
As previously classified	4.31%	4.17%	4.32%	4.03%	4.18%	4.07%	4.17%	4.09%
As reclassified	4.46%	4.31%	4.51%	4.16%	4.37%	4.15%	4.33%	4.19%

Average yield on interest-earnings assets
As previously classified	7.05%	5.92%	6.66%	5.68%	6.36%	5.55%	6.12%	5.49%
As reclassified	7.21%	6.07%	6.85%	5.81%	6.55%	5.63%	6.29%	5.59%

Average yield on loans and leases receivable, net
As previously classified	7.30%	6.16%	6.92%	5.93%	6.63%	5.76%	6.36%	5.73%
As reclassified	7.47%	6.31%	7.13%	6.07%	6.84%	5.85%	6.54%	5.84%

Interest income on loans and leases receivable
As previously classified	$66,517	$51,936	$60,264	$51,118	$57,293	$47,795	$54,574	$44,541
As reclassified	$68,104	$53,201	$62,102	$52,299	$59,124	$48,547	$56,105	$45,402

Total interest income
As previously classified	$70,343	$55,589	$63,753	$54,600	$60,610	$51,367	$58,053	$48,071
As reclassified	$71,930	$56,854	$65,591	$55,781	$62,441	$52,119	$59,584	$48,932

Net interest income
As previously classified	$43,246	$39,352	$41,211	$38,630	$39,704	$37,519	$39,555	$35,866
As reclassified	$44,833	$40,617	$43,049	$39,811	$41,535	$38,271	$41,086	$36,727

Loan and servicing fees
As previously classified	$ 2,173	$ 1,686	$ 2,504	$ 1,831	$ 2,424	$ 1,340	$ 2,033	$ 1,614
As reclassified	$ 586	$ 421	$ 666	$ 650	$ 593	$ 588	$ 502	$ 753

Total non-interest income
As previously classified	$ 8,681	$ 6,060	$ 7,267	$ 5,816	$ 8,169	$ 8,998	$ 6,399	$ 6,908
As reclassified	$ 7,094	$ 4,795	$ 5,429	$ 4,635	$ 6,338	$ 8,246	$ 4,868	$ 6,047

Note: Although March 31, 2006 data was never presented under the previous basis of reporting, "as previously classified", figures for that quarter are presented here for purposes of comparative analysis with prior periods.